Exhibit 99.1

PRESS RELEASE

Cyren Announces Rights Offering

McLean, Va. – September 11, 2019 – Cyren (NASDAQ: CYRN) (the “Company”) announced today that its board of directors has approved a rights offering (the “Rights Offering”) to raise proceeds of up to $12,500,000.

Pursuant to the Rights Offering, each holder of ordinary shares at the close of business on September 25, 2019 (the "Record Date") will receive one subscription right (a "Right") for every 7.55 ordinary shares held. Each Right will entitle a holder to purchase one ordinary share at a subscription price of $1.73 per share (the "Subscription Price"). A maximum of 7,225,434 ordinary shares will be issued pursuant to the Rights Offering, representing 13.2% of the currently issued and outstanding ordinary shares. The offering will also include an over-subscription right which will entitle shareholders to purchase additional ordinary shares that remain unsubscribed for at the expiration of the Rights Offering.  No fractional Rights will be issued in the Rights Offering. Any fractional Rights will be rounded down to the nearest whole Right.

The Company's majority shareholder, WP XII Investments B.V., an entity controlled by funds affiliated with Warburg Pincus, LLC (“Warburg Pincus”) has provided a commitment letter to the Company pursuant to which it committed to subscribe for ordinary shares for an aggregate amount of at least $8,000,000 of ordinary shares pursuant to its basic subscription Rights and over-subscription Rights. Warburg Pincus will not receive any fee in connection with its commitment.

The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Rights, ordinary shares or any other securities, nor will there be any sale of the Rights, ordinary shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Rights Offering will be made pursuant to the Company's effective shelf registration statement on Form S-3 (Reg. No. 333-233316) on file with the Securities and Exchange Commission ("SEC") and a prospectus supplement to be filed with the SEC prior to the commencement of the Rights Offering. Additional information about the Rights Offering, including the dates for both the subscription period and expiration of the Rights Offering, will be included in the prospectus supplement.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's 100% cloud security solutions to protect them against cyber attacks and data loss every day. Powered by the world's largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements, such as (i) the Company’s intention to conduct a Rights Offering, including the expected terms of such offering, (ii) the Company’s expected proceeds from the offering, and (iii) the Company’s expectation regarding the commitment from Warburg Pincus. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including the Company’s ability to manage successfully and complete the Rights Offering, Warburg Pincus’ ability to perform the commitment, adverse conditions in the national and global financial markets, business conditions and growth or deterioration in the internet security market, technological developments, increased competition or its ability to anticipate or effectively react to competitive challenges, the Company’s ability to retain key personnel and availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the Company's publicly filed reports, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

Media Contact
Matthew Zintel
Zintel Public Relations
+1.281.444.1590
matthew.zintel@zintelpr.com

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